Exhibit 10.4
R.G. BARRY CORPORATION
AMENDED AND RESTATED
2005 LONG-TERM INCENTIVE PLAN
1.00 PURPOSE AND EFFECTIVE DATE
1.01 PURPOSE. This Plan is intended to foster and promote the Company’s long-term financial success; to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent; to encourage Participants’ ownership interest in the Company; and to align the interests of management and directors with that of the shareholders.
1.02 EFFECTIVE DATE. This Plan originally became effective on the Effective Date. This Plan is hereby amended and restated effective as of October 28, 2008 to incorporate certain changes required by Code Section 409A and to reflect other administrative changes.
2.00 DEFINITIONS
When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this document, the form of any term, word or phrase will include any and all of its other forms.
ACT. The Securities Exchange Act of 1934, as amended.
AWARD. Any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, share of Stock, Stock Unit and Cash Award. Grants of Restricted Stock, Restricted Stock Units, Stock Units and Cash Awards may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards, as described in Section 11.00.
AWARD AGREEMENT. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will be settled if earned. If there is any conflict between the terms of this Plan and the terms of the Award Agreement, the terms of the Plan will prevail.
BENEFICIARY. The individual a Participant designates to receive (or to exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when he or she dies. A Beneficiary may be designated only by following the procedures described in Section 15.02; neither the Company nor the Committee is required or permitted to infer a Beneficiary from any other source.
BOARD. The Company’s board of directors.
BUSINESS COMBINATION. A transaction of the type described in Section 13.01.
BUSINESS CRITERIA. One or more of the criteria listed in Section 11.02.
CASH AWARD. Any Award that is granted to a Participant under Section 10.00 and which the Award Agreement specifies will be paid in cash.
CAUSE. For purposes of this Plan and unless otherwise specified in the Award Agreement, with respect to any Participant who is an Employee:

[1] Any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any Company or Subsidiary asset or business opportunity;
[2] Conviction of, or entering into a plea of nolo contendere to, a felony;
[3] Intentional, repeated or continuing violation of any of the Company’s policies or procedures that occurs or continues after notice to the Participant that he or she has violated a Company policy or procedure; or
[4] Any breach of a written covenant or agreement with the Company or any Subsidiary, including the terms of this Plan.
CODE. The Internal Revenue Code of 1986, as amended from time to time, and any applicable rulings or regulations issued under the Code.
COMMITTEE.
[1] In the case of Awards to Directors, the entire Board; or
[2] In the case of all other Awards, the Board’s compensation committee which also is a “compensation committee” within the meaning of Treas. Reg. Section 1.162-27(c)(4). The Committee will be comprised of at least three individuals [A] each of whom must be [I] an outside director, as defined in Treas. Reg. Section 1.162-27(e)(3)(i) and [II] a “non-employee director” within the meaning of Rule 16b-3 under the Act and [B] none of whom may receive remuneration from the Company or any Subsidiary in any capacity other than as a director, except as permitted under Treas. Reg. Section 1.162-27(e)(3).
COMPANY. R. G. Barry Corporation, a corporation organized under the laws of Ohio, and all successors to it.
DIRECTOR. Each member of the Board or of the board of directors of any Subsidiary who is not an Employee. For purposes of applying this definition, a Director’s status will be determined as of the Grant Date applicable to each Award.
DISABILITY. Unless the Committee specifies otherwise in the Award Agreement:
[1] With respect to any Award subject to Code Section 409A, the Participant is [A] unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or [B] by reason of any readily determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer; or
[2] With respect to any other Award, as defined in Code Section 22(e)(3).
DIVIDEND EQUIVALENT RIGHT. A right to receive the amount of any dividend paid on a share of Stock underlying a Stock Unit, as provided in Section 9.03.
EFFECTIVE DATE. The date this Plan was originally approved by the Board.
EMPLOYEE. Any individual who is a common law employee of the Company or of any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Subsidiary for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.
EXERCISE PRICE. The price, if any, at which a Participant may exercise an Award.

FAIR MARKET VALUE. The value of one share of Stock on any relevant date, determined as follows:
[1] If the shares are traded on an exchange (including the NASDAQ National Market System), the reported “closing price” on the relevant date if it is a trading day; otherwise on the next trading day.
[2] If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day; otherwise on the next trading day; or
[3] If neither subsection [1] nor [2] of this definition applies, the fair market value as determined by the Committee in good faith and consistent with any applicable provisions under the Code; provided, however, that, with respect to Nonqualified Stock Options and Stock Appreciation Rights, fair market value shall be determined by the reasonable application of a reasonable valuation method taking into account all information material to the value of the Company within the meaning of Code Section 409A.
FREESTANDING SAR. A Stock Appreciation Right that is not associated with an Option and is granted under Section 7.00.
GRANT DATE. The later of [1] the date the Committee establishes the terms of an Award or [2] the date specified in the Award Agreement.
INCENTIVE STOCK OPTION. Any Option granted under Section 5.00 that, on the Grant Date, meets the conditions imposed under Code Section 422(b) and is not subsequently modified in a manner inconsistent with Code Section 422.
NONQUALIFIED STOCK OPTION. Any Option granted under Section 5.00 that is not an Incentive Stock Option.
OPTION. The right granted under Section 5.00 to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.
PARTICIPANT. Any Employee or Director to whom the Committee grants an Award. Designation of a Participant in any year will not require the Committee to designate that person to receive an Award in any other year or, once designated, to receive the same type or amount of Award granted to the Participant in any other year. The Committee will consider the factors it deems pertinent to selecting Participants and in determining the type and amount of their respective Awards.
PERFORMANCE-BASED AWARD. An Award granted subject to Section 11.00.
PERFORMANCE PERIOD. The period over which the Committee will determine if a Participant has met conditions imposed on a Performance-Based Award.
PLAN. The R. G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan, as amended from time to time.
PLAN YEAR. The Company’s fiscal year.
PRIOR PLANS. The R. G. Barry Corporation 1997 Stock Incentive Plan and the R. G. Barry Corporation 2002 Stock Incentive Plan.
RESTRICTED STOCK. An Award granted under Section 6.01.
RESTRICTED STOCK UNIT. An Award granted under Section 6.02.

RESTRICTION PERIOD. The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.
RETIREMENT OR RETIRE.
[1] In the case of an Employee, Termination of Service after meeting the definition of normal or early retirement under the Company’s tax-qualified defined benefit retirement plan (or if the Company does not maintain a tax-qualified defined benefit retirement plan the normal or early retirement definition included in the tax-qualified retirement plan that the Company most recently maintained and which included a definition of normal and early retirement), whether or not the Employee is then accruing (or ever has accrued) a benefit under any plan; and
[2] In the case of a Director, the Director’s Termination of Service on the Board for any reason other than Disability or death after completing one full term as a Board member.
STOCK. Common shares of the Company.
STOCK APPRECIATION RIGHT (OR “SAR”). An Award granted under Section 7.00 that is either a Tandem SAR or a Freestanding SAR.
STOCK UNIT. An Award granted under Section 9.00.
SUBSIDIARY. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.
TANDEM SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 7.00.
TERMINATION OF SERVICE (OR REFERENCES TO A PARTICIPANT’S SERVICE BEING TERMINATED).
[1] With respect to the exercise or settlement of any Award subject to Code Section 409A, a “separation from service” with the Company and all Subsidiaries within the meaning of Treas. Reg. Section 1.409A-1(h).
[2] Under all other circumstances, as applicable, [a] termination of the employee-employer relationship between a Participant and the Company and all Subsidiaries for any reason, [b] with respect to an Employee of a Subsidiary, a severance or diminution of the ownership relationship between the Company and that entity after which that entity is no longer a Subsidiary and after which that person is not an Employee of the Company or any entity that then is a Subsidiary, or [c] cessation of a Director’s service on the Board for any reason. However, with respect to any such Award that is not an Incentive Stock Option and unless the Committee specifies otherwise either in the Award Agreement or subsequently, a Termination of Service will not have occurred solely because an Employee becomes a consultant to the Company or any Subsidiary but only if that consultant is providing bona fide services to the Company or any Subsidiary. Also, with respect to any such Award (including an Incentive Stock Option), a Termination of Service will not have occurred while the Employee is absent from active employment for a period of not more than three months (or, if longer, the period during which reemployment rights are protected by law, contract or written agreement, including the Award Agreement, between the Participant and the Company) due to illness, military service or other leave of absence approved by the Committee.

3.00 ADMINISTRATION
3.01 COMMITTEE DUTIES.
[1] The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan’s purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the interest of the Company and its shareholders, and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants.
[2] The Committee (or the Board, as appropriate) also may amend the Plan and all Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or any Award Agreement (or both) before those amendments.
3.02 DELEGATION OF DUTIES. In its sole discretion, the Committee may delegate to any individual or entity (including Employees) that it deems appropriate any of its duties other than those described in Section 3.03[1] and [2].
3.03 PARTICIPATION.
[1] Consistent with the terms of the Plan, the Committee will:
[a] Decide which Employees and Directors may become Participants;
[b] Decide which Participants will be granted Awards;
[c] Identify the type of Awards to be granted to each Participant;
[d] Specify the terms and conditions imposed on any Awards granted;
[e] Develop the procedures through which an Award may be exercised;
[f] Specify the circumstances under which the Company may cancel an Award or reacquire any Award or shares of Stock acquired through the Plan;
[g] Impose any other terms and conditions the Committee believes are appropriate and necessary to implement the purpose of this Plan; and
[h] Discharge the duties described in Section 11.00 with respect to Performance-Based Awards.
[2] The Committee may establish different terms and conditions:
[a] For each type of Award;
[b] For Participants receiving the same type of Award; and
[c] For the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.
[3] The Committee (or its delegate) will prepare and deliver an Award Agreement to each affected Participant with respect to each Award. The Award Agreement will describe:
[a] The type of Award and when and how it may be exercised or settled;

[b] The effect of exercising an Award;
[c] Any Exercise Price associated with the Award;
[d] Any conditions that must be met before the Award may be exercised or settled;
[e] Any performance objectives imposed on Performance-Based Awards as described in Section 11.00;
[f] When and how Options and SARs may be exercised; and
[g] Any other applicable terms and conditions affecting the Award.
[4] No Award subject to Code Section 409A will be granted under this Plan to any person who is performing services only for an entity that is not an affiliate of the Company within the meaning of Code Section 414(b) or (c).
3.04 CONDITIONS OF PARTICIPATION. By accepting an Award, each Participant agrees:
[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Committee; and
[2] That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or any Award Agreement (or both) before those amendments.
4.00 STOCK SUBJECT TO PLAN
4.01 NUMBER OF SHARES.
[1] Subject to Section 4.03, the number of shares of Stock that may be issued under the Plan is the sum of:
[a] 500,000; plus
[b] The number of shares of Stock that were authorized to be awarded under the Prior Plans but were not awarded under the Prior Plans; plus
[c] The number of shares of Stock that were awarded under the Prior Plans but which are subsequently forfeited under the terms of the Prior Plans.
The terms of the Prior Plans will continue to apply to all awards issued under the Prior Plans while those awards are outstanding under the Prior Plans. However, the terms of this Plan will apply to Awards issued with respect to all shares of Stock described in Section 4.01[1][a], [b] and [c].
[2] The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.
4.02 UNFULFILLED AWARDS. Any Stock subject to an Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the Award’s Fair Market Value and its Exercise Price may again be granted under the Plan and, in the discretion of the Committee, may be subject to a subsequent Award.
4.03 ADJUSTMENT IN CAPITALIZATION. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-

off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust the number of Awards that may or will be granted to Participants in any Plan Year, the aggregate number of shares of Stock available for Awards under Section 4.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan) the respective Exercise Prices and/or limitations applicable to outstanding or subsequently granted Awards and any other affected factor, limit or term applying to Awards. Any decision of the Committee under this section will be final and binding on all Participants and Beneficiaries. Notwithstanding the foregoing, an adjustment pursuant to this Section 4.03 shall be made only to the extent such adjustment complies, to the extent applicable, with Code Section 409A.
4.04 LIMITATIONS ON NUMBER OF SHARES ISSUABLE TO A PARTICIPANT. The aggregate number of shares of Stock with respect to which Awards may be granted under this Plan to any Participant in any calendar year will not exceed 200,000 (adjusted as provided in Section 4.03), including Awards that are cancelled or deemed to have been cancelled under Treas. Reg. Section 1.162-27(e)(2)(vi)(B) during the Plan Year granted.
5.00 OPTIONS
5.01 GRANT OF OPTIONS.
[1] At any time during the term of this Plan, the Committee may grant [a] Incentive Stock Options to Employees who are employed by the Company or any Subsidiary that is a “subsidiary corporation” as defined under Code Section 424(f) and [b] Nonqualified Stock Options to any Employee.
[2] The Committee may grant Nonqualified Stock Options to each Director at any time, subject to any terms and conditions imposed by the Committee on the Grant Date.
5.02 OPTION PRICE. Except as provided in Section 5.04[2] and subject to later adjustment of the Exercise Price as provided in this Plan, each Option will bear an Exercise Price that is not less than the Fair Market Value of a share of Stock on the date it is granted.
5.03 EXERCISE OF OPTIONS. Options awarded to a Participant under Section 5.01 may be exercised at the times and subject to the restrictions and conditions (including a vesting schedule) that the Committee specifies in the Award Agreement and to the terms and conditions of the Plan. However:
[1] An Option may not be exercised for a fraction of a share (instead, fractional shares will be settled in cash);
[2] The Committee may prohibit a Participant from exercising Options for fewer than the minimum number of shares specified by the Committee in the Award Agreement but only if this prohibition does not prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable; and
[3] Unless the Committee specifies otherwise in the Award Agreement, no Option may be exercised more than 10 years after its Grant Date.
5.04 INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary:
[1] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and all Subsidiaries) will not exceed $100,000 [or the amount specified in Code Section 422(d)], determined under rules issued under Code Section 422;
[2] Each Incentive Stock Option granted to a Participant who owns [as defined in Code Section 424(d)] shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or any Subsidiary, determined under rules issued under Code Section 422, will bear an Exercise Price that is at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date;

[3] No Incentive Stock Option may be exercised more than 10 years after it is granted; provided, however, that if the Participant owns [as defined in Code Section 424(d)] shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or any Subsidiary, determined under rules issued under Code Section 422, no Incentive Stock Option granted to such Participant may be exercised more than five years after it is granted; and
[4] The maximum number of shares of Stock that may be granted through Incentive Stock Options during the term of this Plan will not be greater than 500,000.
5.05 PAYMENT FOR OPTIONS. The Committee will develop procedures through which a Participant may pay an Option’s Exercise Price, including a cashless exercise or tendering shares of Stock the Participant already has owned for at least six months, either by actual delivery of the previously owned shares of Stock or by attestation, valued at their Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.
5.06 RESTRICTIONS ON TRANSFERABILITY. The Committee may impose restrictions on any shares of Stock acquired through the exercise of an Option, including restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system on which Stock is then listed or traded, or any applicable blue sky or state securities laws.
5.07 RESTRICTIONS ON RELOAD/REPRICING. Regardless of any other provision of this Plan:
[1] Neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock then is traded or, if the Stock is not then traded on an exchange, as defined under rules issued by the New York Stock Exchange) any Award without the prior approval of the shareholders; and
[2] No Participant will be entitled to (and no Committee discretion may be exercised to extend to any Participant) an automatic grant of additional Awards solely in connection with any exercise or settlement of an Award or otherwise.
6.00 RESTRICTED STOCK AND RESTRICTED STOCK UNITS
6.01 RESTRICTED STOCK. Subject to the terms of this Plan, the Committee may grant Restricted Stock to Participants at any time during the term of this Plan subject to the terms and conditions that the Committee specifies in the Award Agreement and to the terms and conditions of the Plan.
[1] Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. At the Committee’s sole discretion, all shares of Restricted Stock will:
[a] Be held by the Company as escrow agent during the Restriction Period; or
[b] Be issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.
[2] Restricted Stock will be:
[a] Forfeited (or if shares were issued to the Participant for a cash payment, those shares will be resold to the Company for the amount paid), if all conditions have not been met at the end of the Restriction Period, and again become available under the Plan; or
[b] Released from escrow and distributed (or any restrictions described in the certificate removed) as soon as practicable after the last day of the Restriction Period, if all conditions have then been met.

[3] During the Restriction Period, and unless the Award Agreement provides otherwise, each Participant to whom Restricted Stock has been issued:
[a] May exercise full voting rights associated with that Restricted Stock; and
[b] Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.
6.02 RESTRICTED STOCK UNITS. Subject to the terms of this Plan, the Committee may grant Restricted Stock Units to Participants at any time during the term of this Plan subject to the terms and conditions that the Committee specifies in the Award Agreement and to the terms and conditions of the Plan.
[1] Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.
[2] Restricted Stock Units will be:
[a] Forfeited, if all conditions have not been met at the end of the Restriction Period, and again become available under the Plan; or
[b] Within 70 days after all conditions have then been met, settled, in the Committee’s discretion, [I] in shares of Stock equal to the number of Restricted Stock Units to be settled, [II] for cash equal to the number of Restricted Stock Units to be settled, multiplied by the Fair Market Value of a share of Stock on the settlement date, or [III] in a combination of shares of Stock or cash (computed under subsections 6.02[2][b][I] and [II]).
[3] During the Restriction Period, Participants may not exercise any voting rights associated with the shares of Stock underlying his or her Restricted Stock Units or receive any dividends or other distributions otherwise payable with respect to the shares of Stock underlying his or her Restricted Stock Units.
[4] If a Participant is eligible to participate in a nonqualified deferred compensation plan maintained by the Company, the Participant may elect to defer his or her Restricted Stock Units in accordance with the terms and conditions of such plan and Code Section 409A.
7.00 STOCK APPRECIATION RIGHTS
     The Committee may grant Freestanding SARs and Tandem SARs (or a combination of each) to Participants at any time during the term of this Plan.
[1] The Exercise Price specified in the Award Agreement will:
[a] In the case of a Freestanding SAR and subject to later adjustment as provided in this Plan, never be less than 100 percent of the Fair Market Value of a share of Stock on the date it is granted; and
[b] In the case of a Tandem SAR, be the Exercise Price of the related Option.
[2] Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. However:
[a] A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable;

[b] A Tandem SAR will expire no later than the date the related Option expires;
[c] The value of the payout with respect to the exercise of a Tandem SAR will not be more than 100 percent of the product of [i] the difference between the Fair Market Value of a share of Stock on the date the Tandem SAR is exercised, minus the Exercise Price of the related Option, and [ii] the number of shares of Stock with respect to which the Tandem SAR is exercised; and
[d] A Tandem SAR related to an Incentive Stock Option may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is greater than the Option’s Exercise Price.
[3] Freestanding SARs will be exercisable subject to the terms the Committee specifies in the Award Agreement and to the terms and conditions of the Plan.
[4] A Participant exercising an SAR will receive either:
[a] A cash amount equal to the product of: [i] the difference between the Fair Market Value of a share of Stock on the exercise date, minus the Exercise Price; multiplied by [ii] the number of shares of Stock with respect to which the SAR is exercised; or
[b] A number of shares of Stock equal to the quotient of: [i] the product of [1] the difference between the Fair Market Value of a share of Stock on the exercise date, minus the Exercise Price; multiplied by [2] the number of shares of Stock with respect to which the SAR is exercised; divided by [ii] the Fair Market Value of a share of Stock on the exercise date.
Unless otherwise specified in the Award Agreement, all SARs will be settled in shares of Stock.
8.00 OTHER STOCK AWARDS TO PARTICIPANTS
The Committee may grant Awards of shares of Stock to any Participant as an incentive, bonus or in lieu of any retainer due to a Director as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.
9.00 STOCK UNITS
9.01 STOCK UNIT AWARDS. The Committee may, in its discretion, grant Stock Units to Participants. Stock Units will be subject to any terms and conditions, including vesting that the Committee specifies in the Award Agreement and to the terms and conditions of the Plan. Stock Units may constitute Performance-Based Awards, as described in Section 11.00. The Award Agreement will state the form in which the Stock Unit is to be settled and when the Stock Unit will be settled. Shares of Stock issued through a Stock Unit Award may be issued with or without payment by the Participant as required by applicable law or any other consideration specified by the Committee. The Award Agreement will specify if the Participant granted a Stock Unit also will be entitled to a Dividend Equivalent Right.
9.02 SETTLING OF STOCK UNITS. One share of Stock will be issued for each Stock Unit to be settled in shares of Stock unless the Award Agreement provides for settlement in cash or partially in cash and partially in shares of Stock. If all or part of any Stock Unit Award is to be settled in cash, the amount distributed will be the Fair Market Value of the number of shares of Stock that otherwise would have been distributed to settle the Stock Unit.
9.03 DISPOSITION OF DIVIDEND EQUIVALENT RIGHTS. The right to receive the amount of any Dividend Equivalent Right will be forfeited or paid in cash or in the form of additional Stock Units (as provided in the Award Agreement) when the associated Stock Unit is forfeited or settled.

10.00 CASH AWARDS
The Committee may, in its discretion, grant Cash Awards. Cash Awards [1] will be subject to the terms and conditions, including vesting, that the Committee specifies in the Award Agreement and to the terms and conditions of the Plan and [2] may constitute Performance-Based Awards under Section 11.00. The maximum annual Cash Award that may be paid to any Participant in any single Plan Year under this Plan is not more than $500,000.
11.00 PERFORMANCE-BASED AWARDS
11.01 GENERALLY. Any Restricted Stock, Restricted Stock Units, Stock Units or Cash Awards granted under the Plan may be granted in a manner that qualifies as “qualified performance-based compensation” under Code Section 162(m). As determined by the Committee in its sole discretion, either the granting or vesting of Performance-Based Awards will be based on achieving performance objectives derived from one or more of the Business Criteria over the Performance Period established by the Committee.
11.02 BUSINESS CRITERIA.
[1] The Business Criteria imposed on Performance-Based Awards will be one or more of the following and may be applied solely with reference to the Company (or a Subsidiary) or relatively between the Company (and/or a Subsidiary) and one or more unrelated entities:
[a] Cash flow;
[b] Earnings (including gross margin, earnings before interest and taxes, earnings before taxes and net earnings);
[c] Earnings per share;
[d] Growth in earnings or earnings per share;
[e] Stock price;
[f] Return on equity or average shareholders’ equity;
[g] Total shareholder return;
[h] Return on shareholder equity;
[i] Return on assets or net assets;
[j] Return on investment;
[k] Revenue;
[l] Income or net income;
[m] Operating income or net operating income;
[n] Operating profit or net operating profit (whether before or after taxes);
[o] Operating margin;
[p] Return on operating revenue;
[q] Market share;

[r] Overhead or other expense reduction;
[s] Growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; and
[t] Strategic plan development and implementation.
[2] Different Business Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by Company or any Subsidiary, [b] any combination of the Company and its Subsidiaries, or [c] any combination of segments, products or divisions of the Company and its Subsidiaries.
11.03 ESTABLISHMENT OF PERFORMANCE GOALS. With respect to Performance-Based Awards, the Committee will establish in writing [1] the performance objectives to be applied and the Performance Period over which their achievement will be measured, [2] the method for computing the Cash Award or other Award that will be granted or earned if (and to the extent that) those performance objectives are met and [3] the Participants or class of Participants to which the performance objectives apply. Performance objectives will be established in writing no later than 90 days after the beginning of the applicable Performance Period (but in no event after 25 percent of the Performance Period has elapsed).
11.04 CERTIFICATION OF PERFORMANCE. No Performance-Based Award will be paid to (or vest with respect to) any Participant for any Performance Period until the Committee certifies in writing that the associated objective performance objectives (and all other material conditions) imposed as a condition of receiving that Award have been met.
11.05 MODIFICATION OF PERFORMANCE-BASED AWARDS. Once established, the Committee may not revise any performance objectives associated with a Performance-Based Award or increase the amount of the Cash Award or other Award that may be paid or earned if those performance objectives are met. However, the Committee may reduce or eliminate the Cash Award or other Award that may be paid or earned if those performance objectives are met.
12.00 TERMINATION OF SERVICE/LIMITS ON EXERCISABILITY/BUYOUTS
12.01 EFFECT OF TERMINATION OF SERVICE ON AWARDS OTHER THAN PERFORMANCE-BASED AWARDS. Unless otherwise specified in the Award Agreement and subject to Sections 12.03 and 12.04, all Awards (other than Performance-Based Awards) will be exercisable or forfeited upon a Termination of Service as provided in this section:
[1] DEATH. If a Participant’s Service Terminates because of death, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards (whether or not then vested) will be settled as provided in the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant’s Beneficiary anytime before the earlier of the expiration date specified in the Award Agreement or one year after the Participant’s death.
[2] DISABILITY. If a Participant’s Service Terminates because of Disability, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards (whether or not then vested) will be settled as provided in the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant (or his or her Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or one year after the Participant Terminates.
[3] RETIREMENT. If a Participant’s Service Terminates because of Retirement, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards (whether or not then vested) will be settled as provided in the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant (or the Participant’s

Beneficiary) anytime before the expiration date specified in the Award Agreement. However, any Incentive Stock Option that is not exercised within three months of the Participant’s Retirement will be treated as a Nonqualified Stock Option.
[4] VOLUNTARY TERMINATION OF SERVICE BY PARTICIPANT. If a Participant who is an Employee voluntarily Terminates Service before Retirement, [a] all vested Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards will be settled as provided in the Award Agreement, [b] all exercisable Options and Tandem SARs may be exercised by the Participant (or the Participant’s Beneficiary) any time before the earlier of the expiration date specified in the Award Agreement or three months after the Participant’s voluntary Termination of Service and [c] all Awards that are not vested or exercisable on the date the Participant voluntarily Terminates Service will be forfeited.
[5] INVOLUNTARY TERMINATION OF SERVICE WITHOUT CAUSE. If the Service of a Participant who is an Employee is Terminated involuntarily without Cause, [a] all vested Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards will be settled as provided in the Award Agreement, [b] all exercisable Options and Tandem SARs may be exercised by the Participant (or the Participant’s Beneficiary) any time before the earlier of the expiration date specified in the Award Agreement or three months after the Participant’s Service is involuntarily Terminated without Cause and [c] all Awards that are not vested or exercisable on the date the Participant’s Service is involuntarily Terminated without Cause will be forfeited.
[6] INVOLUNTARY TERMINATION OF SERVICE WITH CAUSE. If the Service of a Participant who is an Employee is Terminated involuntarily for Cause, all outstanding Awards (whether or not then exercisable) will be forfeited.
12.02 EFFECT OF TERMINATION OF SERVICE ON PERFORMANCE-BASED AWARDS. Unless the Committee provides otherwise in the Award Agreement or subsequently, a Participant will forfeit all Performance-Based Awards if, before the end of a Performance Period:
[1] His or her Service is Terminated involuntarily for any reason, or
[2] He or she Terminates Service voluntarily other than due to the Participant’s Retirement.
If, before the end of a Performance Period, a Participant dies, becomes Disabled, or Retires and the Committee determines (under Section 11.04) that the performance objectives established for that period are met, such Participant or the Beneficiary of a deceased Participant will receive a partial award equal to:
[a] The Cash Award and/or other Award that would have been paid, settled or distributed to that Participant at the end of the Performance Period during which the Participant died, became Disabled, Retired or was involuntarily Terminated without Cause; multiplied by
[b] The quotient of [i] the number of whole years between the beginning of the Performance Period and the date the Participant died, became Disabled, Retired or was involuntarily Terminated without Cause, divided by [ii] the number of whole years included in the Performance Period.
Such partial award shall be paid, settled or distributed as described in the related Award Agreement.
12.03 OTHER LIMITS ON EXERCISABILITY. Regardless of any other provision of the Plan, all unexercised, unsettled or unpaid Awards granted to a Participant will be forfeited if that Participant, before his or her Termination of Service or after Termination of Service but while any Award remains exercisable, unsettled or unpaid:
[1] Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director or employee of any proprietorship, partnership or corporation or becomes the owner of a business or a member of a partnership that competes with any portion of the Company’s (or a Subsidiary’s) business or renders any service (including business consulting) to entities that compete with any portion of the Company’s (or a Subsidiary’s) business;
[2] Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company after having been requested to do so; or
[3] Deliberately engages in any action that the Committee concludes harms the Company or any Subsidiary.
12.04 BUY OUT OF AWARDS. At any time, the Committee, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Options, SARs, Restricted Stock, Restricted Stock Units that are not subject to Code Section 409A and Stock Units that are not subject to Code Section 409A (collectively, “Buy Out Awards”) held by that Participant by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value (on the date of the Buy Out Notice) of each (or portion of each) Buy Out Award to be cancelled and [2] the Exercise Price, if any, associated with each cancelled Buy Out Award (“Buy Out Amount”). However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Buy Out Award that is not exercisable (or, in the case of Restricted Stock and Restricted Stock Units, still is subject to a restriction and not vested) when cancelled under this section. The Company will complete any buy out made under this section within 30 days following the date of the Buy Out Notice. At the Committee’s option, payment of the Buy Out Amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the Buy Out Amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.
12.05 SIX-MONTH DISTRIBUTION DELAY. Notwithstanding anything in this Plan to the contrary, if a Participant is a “specified employee” (within the meaning of Code Section 409A and as determined under the Company’s policy for determining specified employees) on the date of the Participant’s Termination of Service and the Participant is entitled to a distribution or payment under this Plan that is required to be delayed pursuant to Code Section 409A(a)(2)(B)(i), then such distribution shall not be made until the first business day of the seventh month following the date of the Participant’s Termination of Service (or, if earlier, the date of the Participant’s death). The first distribution or payment that can be made to the Participant following such postponement period shall include the cumulative amount of any distributions and/or payments that could not be paid or provided during such postponement period due to the application of Code Section 409A(a)(2)(B)(i).
13.00 MERGER, CONSOLIDATION OR SIMILAR EVENT
13.01 DEFINITION OF BUSINESS COMBINATION.
     [1] With respect to the settlement, payment or exercise of any Award that is subject to Code Section 409A, the occurrence of any one of the following actions or events:
[a] The acquisition by any person (as defined under Code Section 409A), or more than one person acting as a group (as defined under Code Section 409A), of shares of the Company that, together with the shares of the Company held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of all of the shares of the Company;
[b] The acquisition by any person, or more than one person acting as a group, within any 12-month period, of shares of the Company possessing 30 percent or more of the total voting power of all of the shares of the Company;
[c] A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

[d] The acquisition by any person, or more than one person acting as a group, within any 12-month period, of assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
This definition of Business Combination shall be interpreted in a manner that is consistent with the definition of “change in control event” under Code Section 409A and the Treasury Regulations promulgated thereunder.
[2] Under all other circumstances:
[a] Any event that is defined as a “change in control” (or analogous term) under any other written agreement with the Company or any Subsidiary, but only to the extent specified in that other agreement; or
[b] Any transaction (or series of related transactions) that result in the merger or consolidation of the Company or the exchange of Stock for the securities of another entity (other than a Subsidiary) that has acquired the Company’s assets or which is in control [as defined in Code Section 368(c)] of an entity that has acquired the Company’s assets but only if [i] immediately after the transaction (or the end of a series of related transitions) the persons who owned a majority of the voting power of the Company immediately before the transaction (or the beginning of a series of related transactions) own less than a majority of the voting power of the Company and [ii] the terms of the transaction (or series of related transactions) are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law).
13.02 EFFECT OF BUSINESS COMBINATION ON OPTIONS, SARs, RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Unless otherwise specified in the Award Agreement, if the Company undergoes a Business Combination, [1] all Options and SARs that are then outstanding will become fully exercisable in accordance with the terms of the Award Agreement (whether or not otherwise exercisable by the terms of the Award Agreement and whether or not any associated performance objectives have then been met), and [2] all remaining restrictions on outstanding Restricted Stock and Restricted Stock Units will lapse as of the date of the Business Combination.
13.03 EFFECT OF BUSINESS COMBINATION ON STOCK UNITS, CASH AWARDS OR PERFORMANCE-BASED AWARDS. Unless otherwise specified in the Award Agreement, if the Company undergoes a Business Combination, all restrictions and conditions imposed on Stock Units and Cash Awards will lapse and all performance objectives imposed on Performance-Based Awards will be deemed to have been met. The amount paid under this section will be [1] the value of affected Stock Units or the amount of affected Cash Awards or, in the case of Performance-Based Awards, the target award or, if higher, the award level actually achieved immediately before the date of the Business Combination, multiplied by [2] the quotient of [a] the number of whole months between the beginning of the period over which time-based restrictions on Stock Units and Cash Awards otherwise would have been measured or, in the case of Performance-Based Awards, the beginning of the period over which Performance Goals were to be measured and the date of the Business Combination, divided by [b] the period (expressed in whole months) over which time-based restrictions on Stock Units and Cash Awards otherwise would have been measured or, in the case of Performance-Based Awards, the period (expressed in whole months) over which Performance Goals were to have been measured.
13.04 APPLICATION OF CODE SECTION 280G. Except as otherwise provided in the Award Agreement or any other written agreement between the Participant and the Company or any Subsidiary then in effect, if the sum (or value) due under Sections 13.02 and 13.03 that are characterizable as parachute payments, when combined with other parachute payments attributable to the same event (whether or not that event is a Business Combination), constitute “excess parachute payments” as defined in Code Section 280G, the entity responsible for making those payments or its successor or successors (collectively, “Payor”) will reduce the Participant’s benefits under this Plan by the smaller of [1] the sum or the value of the payments due under Sections 13.02 and 13.03 or [2] the amount necessary to ensure that the Participant’s total “parachute payment” as defined in Code Section 280G(b)(2)(A) under this Plan and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code Section 4999. Any reduction pursuant to this Section 13.04 shall be made in compliance with Code Section 409A.
14.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN.
The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (except as specifically provided otherwise in the Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section, the Plan or any Award Agreement will restrict the Committee’s right to exercise the discretion retained in Section 12.04 or the Committee’s or the Board’s right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or any Award Agreement (or both) before those amendments.
15.00 MISCELLANEOUS
15.01 ASSIGNABILITY. Except as provided in this section, an Award may not be transferred except by will or applicable laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the Committee’s written consent (which may be withheld for any reason or for no reason), a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, or any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may subsequently transfer an Award but only to another Permissible Transferee and only after complying with the terms of this section as if the Permissible Transferee was a Participant.
15.02 BENEFICIARY DESIGNATION. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Each designation made will revoke all earlier designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate.
15.03 NO GUARANTEE OF CONTINUING SERVICES. Nothing in the Plan may be construed as:
[1] Interfering with or limiting the right of the Company or any Subsidiary to Terminate any Participant’s Service at any time;
[2] Conferring on any Participant any right to continue as an Employee or Director;
[3] Guaranteeing that any Employee will be selected to be a Participant; or
[4] Guaranteeing that any Participant will receive any future Awards.

15.04 TAX WITHHOLDING. The Company will withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of shares of Stock. If these amounts are not to be withheld from other payments due to the Participant (or if there are not other payments due to the Participant), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:
[1] Thirty days after the settlement date; or
[2] The date the Participant remits the required amount.
If the Participant has not remitted the required amount within 30 days of the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant. In its discretion, the Committee may allow a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for any withholding obligation through one or more of the following methods:
[a] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);
[b] By delivering, including by attestation, to the Company previously acquired shares of Stock that the Participant has owned for at least six months;
[c] By remitting cash to the Company; or
[d] By remitting a personal check immediately payable to the Company.
15.05 INDEMNIFICATION. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member; or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law, or otherwise.
15.06 NO LIMITATION ON COMPENSATION. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or Directors in cash or property, in a manner not expressly authorized by the Plan.
15.07 REQUIREMENTS OF LAW. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

15.08 TERM OF PLAN. Subject to Section 14.00, the Plan will continue until the tenth anniversary of the date it was originally adopted by the Board or approved by the Company’s shareholders, whichever was earliest.
15.09 GOVERNING LAW. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.
15.10 NO IMPACT ON BENEFITS. Awards are incentives designed to promote the objectives described in Section 1.01. Also, Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.
15.11 COMPLIANCE WITH CODE SECTION 409A. Awards granted pursuant to the Plan are intended to comply with, or be exempt from, Code Section 409A and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant and none of the Company, its Subsidiaries, the Board or the Committee shall have any liability to any Participant for any failure to comply with the requirements of Code Section 409A.